EXHIBIT 10.31

AMENDMENT NO. 1 TO
CONVERTIBLE PROMISSORY NOTE

      THIS AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE DATED APRIL 8, 2005 (this “Amendment”) is entered into as of June 21, 2005, by and between Finisar Corporation, a Delaware corporation (the “Company”), and Steven Bucher (“Holder”).

RECITALS

      A. The parties hereto, I-Robot Acquisition Corp, a Minnesota corporation and a wholly-owned subsidiary of the Company (“Sub”), and I-TECH CORP., a Minnesota corporation (“I-TECH”), entered into an Agreement and Plan of Merger dated April 7, 2005 (the “Merger Agreement”), pursuant to which Sub was merged with and into I-TECH, with I-TECH surviving as a wholly-owned subsidiary of the Company;

      B. In connection with the transactions contemplated by the Merger Agreement, the Company issued to Holder a Convertible Promissory Note dated April 8, 2005 (the “Note”), pursuant to which the Company promised to pay Holder the principal sum of $11,061,000, together with interest on the outstanding principal balance of the Note at a rate of 3.35% per annum;

      C. On May 12, 2005, $4,507,077.45, the Initial Conversion Amount (as defined in the Note), and accrued interest outstanding as of that date was converted into 3,652,756 shares of the Company’s common stock;

      D. Pursuant to Section 3.1(b) of the Note, the Holder has the right to select up to two (2) Subsequent Conversion Events (as defined in the Note) prior to September 12, 2005 on which to convert the remaining principal balance outstanding under the Note into shares of the Company’s common stock;

      E. Pursuant to Section 5 of the Note, the Note may only be amended or modified by written instruments signed by the Company and Holder; and

      F. The parties hereto desire to amend Section 3.1(b) of the Note to provide that the Holder can select up to five (5) Subsequent Conversion Events.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

      1. Definitions. Unless otherwise defined or specified in this Amendment, all capitalized terms used herein will have the meanings set forth in the Note.

      2. Amendment to Section 3.1(b) of the Note. Section 3.1(b) of the Note is amended and restated in its entirety to read as follows:

            “(b) The remaining principal balance, if any, outstanding under this Note after the Initial Conversion Event (the “Remaining Principal Balance”) shall be converted into that number of shares of Common Stock determined in accordance with Section 3.2 below on any of five (5) days determined by the Holder (each of which, a “Subsequent Conversion Event” and, together with the Initial Conversion Event, each a “Conversion Event”). The Holder shall give written notice to the Company of its election to convert additional shares of Finisar Common Stock on a Subsequent Conversion Event. Should any portion of the Remaining Principal Balance remain outstanding as of the date that is four (4) months after the Initial Conversion Event, the entire Remaining Principal Balance shall be automatically converted into shares of Finisar Common Stock as of such date.”

      3. Continued Effect. Except as otherwise expressly provided herein, the Note will continue in full force and effect in accordance with its terms.

      4. Remaining Subsequent Conversion Events. On June 2, 2005, the Holder notified the Company of his election to convert $1,777,376.99 in principal, plus accrued interest outstanding as of that date, into Common Stock, and the Company issued 1,500,007 shares of Common Stock to the Holder pursuant to such conversion. As of the date of this Amendment, the remaining principal balance outstanding under the Note is $4,776,545.56 and the Holder has the right to select up to four (4) Subsequent Conversion Events.

      5. Miscellaneous.

            (a) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

            (b) Governing Law. This Amendment, any dispute arising under or which is related to this Amendment (whether in contract, tort or otherwise), and the validity, performance and interpretation of this Amendment shall be governed by and construed in all respects under, the laws of the United States of America and the State of California without giving effect to its conflicts of law principles.

            (c) Entire Agreement. This Amendment constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subject matter.

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      IN WITNESS WHEREOF, the Holder has signed this Amendment and the Company has caused this Amendment to be signed by its authorized representative.

STEVEN BUCHER	FINISAR CORPORATION

/s/ Steven Bucher	By:	/s/ Jerry S. Rawls

	Name:	Jerry S. Rawls

	Title:	President and Chief Executive Officer

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